PRESS RELEASE
Greenfield Online Announces Third Quarter 2006
Financial Results
WILTON, CONNECTICUT, November 7, 2006 — Greenfield Online, Inc. (NASDAQ: SRVY), a leading provider of Internet survey solutions worldwide, today reported financial results for its third quarter ended September 30, 2006.
“We are raising our annual guidance today to reflect the progress that we have made in many areas of the business,” stated Albert Angrisani, President and Chief Executive Officer. “Our third quarter results reflect real progress, particularly at Ciao comparison shopping, which grew net revenues by 93% over the third quarter a year ago. Nevertheless, we are not satisfied, as there is still a considerable amount of work to be done to prepare the company for growth and expansion in 2007.”
Financial Highlights

	For the Three Months		For the Nine Months
$ in thousands - unaudited	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

Revenue	$24,875	$23,146	$70,860	$64,680
Operating Income	$2,493	$823	$7,514	$7,892
Net Income	$1,843	$1,551	$4,938	$23,143
Net Cash Flow Provided by Operating Activities	$5,757	$7,159	$15,830	$16,155

Non-GAAP Adjusted EBITDA*	$6,290	$3,544	$18,565	$15,074
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges**	$6,741	$4,581	$19,204	$16,111
Non-GAAP Operating Free Cash Flow ***	$4,438	$5,261	$12,629	$12,462
*Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
**Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges excludes restructuring charges of $55,000 and one-time charges of $396,000, respectively, for the three month period in 2006 and $243,000 and $396,000, respectively, for the nine month period in 2006. Non-GAAP Adjusted EBITDA- Ex Restructuring Charges and One-time Charges excludes one-time charges of $1.0 million, for the three and nine month periods in 2005. The 2006 restructuring charges are associated with the company’s fourth quarter 2005 North American rightsizing. The 2006 one-time charges are associated with the departure of two of the senior founding executives of Ciao GmbH in the third quarter of 2006. The 2005 one-time charges are associated with the change in CEOs in the third quarter of 2005. Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
***Non-GAAP Operating Free Cash Flow is reconciled to GAAP Net Cash Flow Provided by Operating Activities in the section entitled “About Non-GAAP Financial Measures” below.
Key Financial Statistics
•	Total net revenue was $24.9 million for the third quarter of 2006 as compared with $23.1 million for the prior year period.

•	Total gross profit was $18.9 million or 76.0% of revenues for the third quarter of 2006, as compared with $16.4 million or 71.0% of revenues in the prior year period.

•	Operating income was $2.5 million for the third quarter of 2006 or 10.0% of revenue, including a one-time charge of $0.4 million related to the management change in the company’s Ciao survey solutions and comparison shopping segments announced on July 25, 2006, as compared to $0.8 million or 3.6% of revenue for the prior year period, which included a $1.0 million one-time charge related to the management changes the company announced on September 29, 2005.

•	Net income for the third quarter of 2006 was $1.8 million, including the one-time charge, as compared with $1.6 million, including the one-time charge, for the prior year period.

•	Net cash flow provided by operating activities was $5.8 million for the third quarter of 2006 as compared to $7.2 million for the prior year period.

•	For the third quarter of 2006, adjusted EBITDA excluding restructuring charges and one-time charges, a non-GAAP financial measure, was $6.7 million or 27.1% of revenue, as compared to $4.6 million or 19.8% of revenue for the prior year period.

•	Operating free cash flow, a non-GAAP financial measure, was $4.4 million for the third quarter of 2006, as compared to $5.3 million for the prior year period.

•	As of November 7, 2006, fourth quarter 2006 backlog stands at approximately $22 million. Backlog is defined as signed contracts for online survey projects and comparison shopping and advertising orders that we expect to complete and deliver to clients during the three months ending December 31, 2006. This compares to third quarter backlog of $19 million that was reported as of August 7, 2006.

•	Bid volume for the three months ended September 30, 2006 was approximately $126 million. This compares to bid volume for the three months ended June 30, 2006 of approximately $125 million.

•	On a global basis, Internet survey solutions revenue for the third quarter of 2006 was 45% Full Service and 55% Sample Only. This compares to 42% and 58%, respectively, for the second quarter of 2006.

•	In the third quarter of 2006, revenue from our Top 20 group of Internet survey solutions clients represented approximately 54% of Internet survey solutions revenue globally. This compares to 58% in the second quarter.

•	In the third quarter of 2006, we completed 2,707 projects for 494 clients. This compares to 2,896 projects for 477 clients in the second quarter.
Forward Guidance
For the full fiscal year 2006, the company has undertaken to raise portions of its annual guidance due to the current performance of the overall business.

Full Fiscal Year 2006 Guidance
	Guidance Issued	Guidance Issued Today
Guidance Elements	August 7, 2006	November 7, 2006
Total Revenue	$88.0 to $95.0 million	$93.0 to $97.0 million
Gross Margins	70% - 72%	73% - 75%
Non-GAAP Adjusted EBITDA — Ex Restructuring and One-time Charges	21% - 23%	23% - 25%
Depreciation and Amortization	$12.5 - $13.0 million	$12.0 - $12.5 million
Expected Charges related to Stock Based Compensation	$2.5 - $3.0 million	$2.5 - $3.0 million
Effective Tax Rate	30% - 35%	30% - 35%

Today’s conference call and webcast access information:
Time:	Tuesday, November 7, 2006, 5:00 PM EST
Telephone Number:	1-201-689-8560
Webcast Location:	www.greenfield.com

Replay information is as follows:
When it is available:	Beginning at 8:00 PM EST, Tuesday, November 7, 2006
When it ends:	11:59 pm EST on Tuesday, November 21, 2006
Replay Telephone:	1-201-612-7415
Account Code*:	3055
Conference ID#*:	217100
*both are required
This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc., headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company operates in Europe through its Ciao! subsidiary. The company has built and actively manages one of the world’s largest communities of online panels, a proprietary Real-Time Sampling™ capability, as well as comparison shopping members and affiliates. This global respondent community, when coupled with Six Sigma quality control processes and a robust survey technology, allows Greenfield Online to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.greenfield.com or http://www.ciao-group.com.

Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
About Non-GAAP Financial Measures
We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define Non-GAAP Operating Free Cash Flow as cash flow from operations less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash flow provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow has limitations and you should not consider Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow in isolation from or as an alternative to GAAP measures such as net income, net cash flow provided by operating activities and operating income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA — Ex Restructuring and One-Time Charges (In Thousands — Unaudited)

	For the Three Months		For the Nine Months
$ in thousands - unaudited	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
GAAP Net Income	$1,843	$1,551	$4,938	$23,143
Interest Expense (Income)	$(60)	$251	$22	$29
Tax Provision (Benefit)	$694	$(1,091)	$2,384	$(15,411)
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$291	$319	$852	$895
Panel Expense DA	$441	$411	$1,353	$1,036
Operating Expense DA	$2,427	$1,901	$7,144	$4,704
EBITDA	$5,636	$3,342	$16,693	$14,396
Stock-Based Compensation	$654	$202	$1,872	$678
Non-GAAP Adjusted EBITDA	$6,290	$3,544	$18,565	$15,074
1Q, 2Q and 3Q 2006 Restructuring Charges	$55		$243
3Q 2005 and 3Q 2006 One Time Charges	$396	$1,037	$396	$1,037
Non-GAAP Adjusted EBITDA — Ex 1Q, 2Q and 3Q 2006 Restructuring Charges and 3Q 2005 and 2006 One-time Charges	$6,741	$4,581	$19,204	$16,111
Reconciliation of GAAP Net Cash Flow Provided by Operating Activities to Non-GAAP Operating Free Cash Flow — (In Thousands — Unaudited)

	For the Three Months		For the Nine Months
$ in thousands - unaudited	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
GAAP Net Cash Flow Provided by Operating Activities	$5,757	$7,159	$15,830	$16,155
Additions to Property and Equipment and Intangibles for Cash	$(1,319)	$(1,898)	$(3,201)	$(3,693)
Non-GAAP Operating Free Cash Flow	$4,438	$5,261	$12,629	$12,462

About Non-GAAP Financial Measures — Segment Data
The following tables set forth, by segment, the reconciliation of Non-GAAP Segment Operating Income to GAAP Income Before Income Taxes. Non-GAAP Segment Operating Income excludes depreciation and amortization expense, stock-based compensation expense, restructuring charges and certain corporate costs not associated with the operations of the segment. These corporate costs are separately stated below and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of director fees and investor relations costs. We believe that Non-GAAP Segment Operating Income as defined above is an appropriate measure of evaluating the operational performance of our segments.
Segment Information — (In Thousands — Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Gross segment revenues: *
North American Internet survey solutions
Third-party revenues	$15,368	$15,061	$43,771	$48,514
Inter-segment revenues	157	354	679	400

Gross segment revenues	$15,525	$15,415	$44,450	$48,914

Ciao Internet survey solutions
Third-party revenues	$4,417	$5,446	$14,361	$11,191
Inter-segment revenues	2,590	1,427	6,084	1,943

Gross segment revenues	$7,007	$6,873	$20,445	$13,134

Net revenues:
North American Internet survey solutions **	$15,525	$15,415	$44,450	$48,914
Ciao Internet survey solutions	7,007	6,873	20,445	13,134
Ciao comparison shopping	5,090	2,639	12,728	4,975
Elimination of inter-segment revenues	(2,747)	(1,781)	(6,763)	(2,343)

Total net revenues	$24,875	$23,146	$70,860	$64,680

Segment operating income (as defined above):
North American Internet survey solutions	$2,965	$2,427	$9,167	$13,421
Ciao Internet survey solutions	2,363	3,275	7,480	5,826
Ciao comparison shopping	3,126	1,241	7,418	2,408

Segment operating income	8,454	6,943	24,065	21,655
Depreciation and amortization	(3,159)	(2,631)	(9,349)	(6,635)
Stock-based compensation	(654)	(202)	(1,872)	(678)
Restructuring charges	(55)	(—)	(243)	(—)
Management change severance charges	(396)	(1,037)	(396)	(1,037)
Corporate	(1,697)	(2,250)	(4,691)	(5,413)

Total operating income	2,493	823	7,514	7,892
Interest income (expense), net	60	(251)	(22)	(29)
Currency exchange loss, net	(16)	(112)	(170)	(131)

Income before income taxes	$2,537	$460	$7,322	$7,732

*	The Ciao comparison shopping segment has no inter-segment revenues, and as a result, gross segment revenues is equal to net segment revenues, and is not presented under gross segment revenues.

**	Revenues recorded in our North American Internet survey solutions segment for the nine months ended September 30, 2005 include approximately $1.0 million of revenues generated from data sold to our European customers prior to our acquisition of Ciao.

Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth and expansion in 2007, our ability to sustain growth in the comparison shopping business, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the success of new business initiatives, our ability to bring expenses in line with current revenue levels, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, our ability to reaccelerate North American and European sales growth, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our ability to integrate successfully the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$17,382	$20,623
Investments in marketable securities	12,608	—
Accounts receivable trade, net (net of allowances of $1,861 and $1,448 at September 30, 2006 and December 31, 2005, respectively).	18,991	18,197
Prepaid expenses and other current assets	1,870	1,613
Deferred tax assets, current	1,743	1,932

Total current assets	52,594	42,365
Property and equipment, net	6,749	9,660
Other intangible assets, net	18,008	20,077
Goodwill	69,950	67,442
Deferred tax assets, long-term	18,469	20,068
Security deposits and other long-term assets	890	1,248

Total assets	$166,660	$160,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,734	$3,264
Accrued expenses and other current liabilities	13,184	14,576
Income taxes payable	5,175	3,990
Current portion of capital lease obligations	31	2,061
Deferred revenue	366	388

Total current liabilities	22,490	24,279
Capital lease obligations	25	2,032
Deferred tax liabilities, long term	410	—
Other long-term liabilities	91	56

Total liabilities	23,016	26,367

Commitments and contingencies Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,445,917 and 25,303,088 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	3	3
Additional paid-in capital	289,572	288,707
Accumulated deficit	(139,692)	(144,630)
Unearned stock-based compensation	—	(1,284)
Accumulated other comprehensive loss	(6,108)	(8,172)
Treasury stock, at cost Common stock — 9,643 shares	(131)	(131)

Total stockholders’ equity	143,644	134,493

Total liabilities and stockholders’ equity.	$166,660	$160,860

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net revenues	$24,875	$23,146	$70,860	$64,680
Cost of revenues	5,974	6,714	17,082	18,301

Gross profit	18,901	16,432	53,778	46,379

Operating expenses:
Selling, general and administrative	11,602	11,819	31,854	29,691
Panel acquisition expenses	1,351	1,035	4,288	2,322
Depreciation and amortization	2,427	1,901	7,144	4,704
Research and development	973	854	2,735	1,770
Restructuring charges	55	—	243	—

Total operating expenses	16,408	15,609	46,264	38,487

Operating income	2,493	823	7,514	7,892

Other income (expense):
Interest income (expense), net	60	(251)	(22)	(29)
Other expense, net	(16)	(112)	(170)	(131)

Total other income (expense)	44	(363)	(192)	(160)

Income before income taxes	2,537	460	7,322	7,732
Provision (benefit) for income taxes	694	(1,091)	2,384	(15,411)

Net income	$1,843	$1,551	$4,938	$23,143

Net income per share available to common stockholders:
Basic	$0.07	$0.06	$0.19	$0.97

Diluted	$0.07	$0.06	$0.19	$0.96

Weighted average shares outstanding:
Basic	25,413	25,292	25,359	23,851

Diluted	25,986	25,542	25,562	24,219

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